  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

Great Spirits, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-52997	20-5572519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3107 Fall Creek Highway, Granbury, Texas	76049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 326-0295

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS

On January 14, 2011, Great Spirits, Inc. (the “Registrant” or “Company”) was notified by its largest customer Middleton Oil Company, Inc. (“Middleton”), that it would no longer require the services of the Registrant.  Middleton accounted for approximately 25.3% and 33.3% of Registrant’s total revenues for the twelve months ended June 30, 2010 and nine months ended September 30, 2010, respectively.

If the Registrant cannot replace the business of Middleton, billings will decline, which could have a material adverse effect on the Registrant’s results of operations.  The Registrant is a professional employer organization which provides human resource programs and services primarily to companies that have been previously unable to afford them.  In addition, the Registrant provides traditional payroll, tax, recordkeeping and benefits administration services.

The statements which are not historical facts contained herein are forward-looking statements that relate to plans for future activities.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future, including but not limited to the ability of the Company to obtain alternative financing arrangements on favorable terms, or at all, the ability of the Company to successfully implement any future growth plans, the ability of the Company to provide products and service at favorable prices, on a timely basis or at all, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SPIRITS, INC.

Dated: January 18, 2011	By: /s/ Thomas Willis

Name: Thomas Willis
Title: Chief Executive Officer